Exhibit 10.6

AMENDMENT NO. 5

TO THE ARCA DISCOVERY, INC.

2004 STOCK INCENTIVE PLAN

The ARCA Discovery, Inc. 2004 Stock Incentive Plan (as amended, the “Plan”) is hereby amended as set forth below:

1. The first sentence of Section 4 is hereby deleted and replaced with the following sentence:

Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock available for issuance under the Plan shall be 6,356,550.

The remaining sentences of Section 4 shall not be amended.

2. Capitalized terms as used in this Amendment No. 5 (this “Amendment”) and not otherwise defined in this Amendment, shall have the meanings assigned to them in the Plan. The Plan shall otherwise be unchanged by this Amendment.

* * * * *

This Amendment was duly adopted by the board of directors of ARCA Discovery, Inc. by resolution of the Board of Directors of the of the Corporation adopted at a meeting held on February 1, 2008, and approved by the written consent of the stockholders of ARCA Discovery, Inc. on February 27, 2008, in accordance with Section 16.2 of the Plan.

ARCA DISCOVERY, INC.

By:	/s/ Christopher D. Ozeroff
Christopher D. Ozeroff, Secretary